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                                                  Exhibit (10)(b)






                   INTEREST CALCULATION AGENCY AGREEMENT


            INTEREST CALCULATION AGENCY AGREEMENT between BanPonce Corporation, a Puerto Rico corporation (the "Issuer"), and The First National Bank of Chicago, dated as of February 15, 1995.


                           PRELIMINARY STATEMENT

            1.    The Issuer proposes to issue and sell Medium-Term Notes,

Series 1 (the "Notes") from time to time under, and pursuant to, the terms of an Indenture, dated as of February 15, 1995 (the "Indenture," the terms defined being used herein as defined therein or in the Notes), between the

Issuer and The First National Bank of Chicago, trustee under the Indenture

(acting in such capacity, the "Trustee").

            2.    The Issuer desires to appoint an agent of the Issuer to

calculate the base rates applicable to those Notes on which interest is to accrue at a variable or floating rate ("Floating Rate Notes"), determined by references to LIBOR, the Eleventh District Cost of Funds Rate, the

Commercial Paper Rate, the Treasury Rate, the Certificate of Deposit Rate,

the CMT Rate, the Prime Rate or the Federal Funds Rate (collectively, the

"Base Rates") as are specified and described in the Floating Rate Notes, a copy of which is attached hereto as Exhibit A.

            NOW, THEREFORE, the Issuer and The First National Bank of

Chicago hereby agree as follows:

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            Section 1.    Appointment of Calculation Agent.  The Issuer

hereby appoints The First National Bank of Chicago as Calculation Agent (in

such capacity, the "Calculation Agent") of the Issuer with respect to any

Floating Rate Notes to be issued by the Issuer under and pursuant to the terms of the Indenture, and the Calculation Agent hereby accepts its obligations as set forth in this Agreement upon the terms and conditions set forth herein.

            Section 2.    Calculation of Base Rates.  Unless otherwise

specified to the Calculation Agent with respect to any particular note, the calculation date for each applicable Interest Determination Date for any

Note shall be the earlier of (i) the tenth calendar day after such Interest

Determination Date, or if any such day is not a Business Day (as defined in the Indenture) the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may

be.  The Calculation Agent shall notify the Issuer and the Trustee of such

Base Rate on such calculation date.  If at any time the Calculation Agent is not also acting as Trustee under the Indenture, the Issuer shall, upon the issuance of each Floating Rate Note having a different Base Rate or different Interest Determination Dates than the Base Rate or Interest

Determination Dates for any prior Floating Rate Note, notify such

Calculation Agent of such Interest

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Determination Dates and Base Rate for such Floating Rate Note.

            Section 3.    New Base Rates.  If the Issuer proposes to issue

Floating Rate Notes whose interest rate will be determined on a basis or formula not referred to above (a "New Base Rate"), the Issuer shall give a description of such New Base Rate to the Calculation Agent.  The

Calculation Agent shall determine if it is able and willing to calculate the New Base Rate and upon its agreement in writing to do so the term "Base

Rate" shall be deemed to include the New Base Rate.  If the Calculation

Agent notifies the Issuer that it is not able or willing to calculate the

New Base Rate, or that it is only willing to do so on the basis of an increase of its fees not acceptable to the Issuer, the Calculation Agent shall have no responsibility with respect to such New Base Rate and the

Issuer shall appoint a different calculation agent to determine the New

Base Rate.

            Section 4.    Fees and Expenses.  The Calculation Agent shall

be entitled to such compensation for its services under this Agreement as may be agreed upon with the Issuer, and the Issuer shall pay such compensation and shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances incurred or made by the Calculation

Agent in connection with the services rendered by it under this Agreement,

including reasonable legal fees

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and expenses, upon receiving an accounting therefor from the Calculation

Agent.

            Section 5.    Right and Liabilities of Calculation Agent.  The

Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any

Floating Rate Note, certificate, affidavit, instruction, notice, request,

direction, order, statement or other paper, document or communication reasonably believed by it to be genuine.  Any order, certificate,

affidavit, instruction, notice, request, direction, statement or other communication from the Issuer made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this

Agreement if such communication is in writing and signed by any officer of the Issuer.  The Calculation Agent may consult with counsel satisfactory to it and the opinion of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel.

In acting under this Agreement, the Calculation Agent (in its capacity as such) does not assume any obligation towards, or any relationship of agency or trust for or with the holders of the Notes.

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            Section 6.    Right of Calculation Agent to Own Floating Rate

Notes.  The Calculation Agent may act as Trustee under the Indenture and it, its officers, employees and shareholders may become owners of, or acquire any interests in, Floating Rate Notes, with the same rights as if the Calculation Agent were not the Calculation Agent, and may engage in, or have an interest in, any financial or other transaction with the Issuer as if the Calculation Agent were not the Calculation Agent.

            Section 7.    Duties of Calculation Agent.  The Calculation

Agent shall be obliged only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of the

Calculation Agent, in its capacity as such, shall be implied by this

Agreement.

            Section 8.    Termination, Resignation or Removal of

Calculation Agent.  The Calculation Agent may at any time terminate this

Agreement by giving no less than 90 days' written notice to the Issuer unless the Issuer consents in writing to a shorter time.  Upon receipt of notice of termination by the Calculation Agent, the Issuer agrees promptly to appoint a successor Calculation Agent.  The Issuer may terminate this

Agreement at any time by giving written notice to the Calculation Agent and specifying the date when the termination shall become effective; provided,

however, that termination by the Calculation Agent or by the Issuer shall not become effective prior to the date of the

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appointment by the Issuer, as provided in Section 9 hereof, of a successor

Calculation Agent and the acceptance of such appointment by such successor

Calculation Agent.  If an instrument of acceptance by a successor

Calculation Agent shall not have been delivered to the Calculation Agent within 30 days after the giving of such notice of resignation, the resigning Calculation Agent may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent.  Upon termination by either party pursuant to the provisions of this Section, the

Calculation Agent shall be entitled to the payment of any compensation owed to it by the Issuer hereunder and to the reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Calculation

Agent in connection with the services rendered by it hereunder, as provided by Section 4 hereof.

            Section 9.    Appointment of Successor Calculation Agent.  Any

successor Calculation Agent appointed by the Issuer or by a court following termination of this Agreement pursuant to the provisions of Section 8 hereof shall execute and deliver to the Calculation Agent and to the Issuer an instrument accepting such appointment, and thereupon such successor

Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the

Calculation Agent, with like effect as if originally named as Calculation

Agent

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hereunder, and the Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept, copies of any available records maintained by the Calculation Agent in connection with performance of its obligations hereunder.

            Section 10.    Indemnification.  The Issuer shall indemnify

and hold harmless the Calculation Agent, its officers and employees from and against all actions, claims, damages, liabilities, losses and expenses

(including reasonable legal fees and expenses) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims,

damages, liabilities, losses and expenses caused by the gross negligence or wilful misconduct of the Calculation Agent, its officers or employees.

This Section 10 shall survive the payment in full of all obligations under the Notes, whether by redemption, repayment or otherwise.

            Section 11.    Merger, Consolidation or Sale of Business by

Calculation Agent.  Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent

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permitted by applicable law, become the Calculation Agent under this

Agreement without the execution of any paper or any further act by the parties hereto.

            Section 12.    Notices.  Any notice or other communication

given hereunder shall be delivered in person, sent by letter, telecopy or telex or communicated by telephone (subject, in the case of communication by telephone, to written confirmation dispatched within 24 hours) to the addresses given below or such other address as the party to receive such notice may have previously specified:

            To the Issuer:

            BanPonce Corporation
            209 Munoz Rivera Avenue
            Hato Rey, Puerto Rico 00918
            Attention:    Chief Financial Officer
            Facsimile:    (809) 767-8948

            To the Calculation Agent:

            The First National Bank of Chicago
            153 W. 51st Street
            Suite 4011
            New York, New York 10019
            Attention:    Corporate Trust Administration
            Facsimile:    (212) 373-1383

            To the Trustee:

            The First National Bank of Chicago
            One First National Plaza
            Suite 0126
            Chicago, Illinois 60670-0126
            Attention:    Corporate Trust Administration
            Facsimile:    (312) 407-1708

Any notice hereunder given by letter, telecopy or telex shall be deemed to have been received when it would have

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been received in the ordinary course of post or transmission, as the case may be.

            Section 13.    Benefit of Agreement.  Except as provided

herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other persons shall acquire or have any rights under or by virtue hereof.

            Section 14.    Governing Law.  This Agreement shall be

governed by and construed in accordance with the laws of the State of New

York.

            IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.



                                          BANPONCE CORPORATION



                                          By:
                                              Title:


                                          THE FIRST NATIONAL BANK
                                          OF CHICAGO


                                          By:
                                              Title: